Bright Mountain Media, Inc Announces Fourth Quarter and Full-Year 2022 Financial Results

Successful full-year 2022 coupled with revenue growth and reduction in general and administrative expenses

■Fourth quarter revenue increased 20% to $5.2 million compared to the fourth quarter of 2021.

■Fourth quarter net loss of $2.3 million improved 20% as compared to a net loss of $2.9 million in the fourth quarter of 2021.

■2022 revenue increased 51% to $19.6 million, compared to the full-year of 2021.

■2022 general and administrative expenses decreased 23% to $14.2 million, compared to $18.5 million for the full-year of 2021.

■2022 net loss of $8.1 million improved 32% as compared to a net loss of $12.0 million in the full-year of 2021.

■2022 adjusted EBITDA loss was $2.5 million as compared to a loss of $7.7 million in the full-year of 2021.

Boca Raton, FL, March 29, 2023 — Bright Mountain Media, Inc. (OTCQB: BMTM) (“Bright Mountain” or the “Company”), an end-to-end digital media and advertising services platform, today announced its audited financial results for the fourth quarter and year ended December 31, 2022 and 2021.

Matt Drinkwater, Chief Executive Officer of the Company stated, “We are proud of the results in both the fourth quarter, and the fiscal year. We delivered exceptional organic growth while improving our efficiency. Our Publishing Division, led by our portfolio of category leading Mom focused websites (CafeMom, Mom.com, MamasLatinas, LittleThings), continued to attract and retain high value audiences, while brands and their agencies continued to partner with us to reach Moms, the predominant household purchase decision maker. We continue to launch important new programming, like Mom.com’s Black Maternal Health initiative. As well, we forge into new formats and channels with our MamasLatinas podcast, Entre una cosa y la otra, and RealMomToks on TikTok. And importantly, we are leveraging automation to extend and expand the value of our existing content library by adapting them onto new distribution channels and into new formats, like stories.”

“In addition, we made significant strides developing our Technology Division. We experienced strong revenue growth while gross margin remained stable. Our targeted product investments continue to drive significant value, expanding our capability to offer new, burgeoning formats like CTV and Audio. In addition, we continue to add the features and processing speed to our platform(s) that both buyers and sellers are demanding from modern ad tech.”

Looking ahead, Drinkwater sees both challenges and opportunities. He stated, “I expect a challenging first half of 2023. Advertisers are gauging consumer sentiment and deciding how to place their bets. No brand can afford to hide during challenging times, but it does slow down the planning cycle. Brands are more deliberate.”

“I remain confident in our model of a diversified digital media holding company. We have new products in late-stage development that will allow us to expand gross margin in both our Publishing and Technology Divisions. We have the talent and partnerships in place and will be making announcements shortly.”

Financial Results for the Three Months Ended December 31, 2022

■Revenue for the three months ended December 31, 2022 was $5.2 million, an increase of $873,000 or 20% compared to $4.3 million for the same period of 2021.

■Gross margin was $2.4 million, a reduction of 4%, compared to $2.5 million in the same period of 2021.

■General and administrative expense was $3.6 million, a reduction of 25%, compared to $4.8 million in the same period of 2021.

■Net loss was $2.3 million, an improvement of 20%, compared to a $2.9 million net loss in the same period of 2021.

Financial Results for the Year Ended December 31, 2022

■Revenue for the year ended December 31, 2022 was $19.6 million, an increase of $6.7 million or 51% compared to $12.9 million for the same period of 2021.

■Gross margin was $9.1 million, an increase of 38%, compared to $6.6 million in the same period of 2021.

■General and administrative expense was $14.2 million, a reduction of 23%, compared to $18.5 million in the same period of 2021.

■Net loss was $8.1 million, an improvement of 32%, compared to a $12.0 million net loss in the same period of 2021.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions, and the realization of any expected benefits from such acquisitions. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:
Miriam Martinez
Chief Financial Officer (CFO)
561-998-2440

BRIGHT MOUNTAIN MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share figures)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$5,160	$4,286	$19,580	$12,925
Cost of revenue	2,767	1,782	10,493	6,350
Gross margin	2,393	2,504	9,087	6,575

General and administrative expenses	3,632	4,838	14,249	18,482
Total operating expenses	3,632	4,838	14,249	18,482

Loss from operations	(1,239)	(2,334)	(5,162)	(11,907)

Financing income (expense)
Gain on forgiveness of PPP loan	—	—	1,137	2,172
Other income	104	18	163	2
Interest expense - Centre Lane Senior Secured Credit Facility- related party	(1,178)	(845)	(4,227)	(2,163)
Interest expense - Convertible Promissory Notes - related party	(6)	(6)	(22)	(22)
Other interest (expense) income	(3)	255	(14)	(82)
Total financing income (expense)	(1,083)	(578)	(2,963)	(93)

Net loss before income tax	(2,322)	(2,912)	(8,125)	(12,000)
Income tax provision (benefit)	—	—	—	—
Net loss	$(2,322)	$(2,912)	$(8,125)	$(12,000)

Dividends
Common stock deemed dividend	—	—	—	(212)
Preferred stock dividends	(1)	(1)	(5)	(242)
	(1)	(1)	(5)	(454)

Net loss attributable to common shareholders	$(2,323)	$(2,913)	$(8,130)	$(12,454)
Foreign currency translation	51	(33)	105	35
Comprehensive loss	$(2,272)	$(2,946)	$(8,025)	$(12,419)

Net loss per commons share
Basic and diluted	$(0.02)	$(0.02)	$(0.05)	$(0.10)

Weighted-average common shares outstanding
Basic and diluted	149,317,722	145,957,613	149,191,057	128,163,616

BRIGHT MOUNTAIN MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share figures)

	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$316	$781
Accounts receivable, net	3,585	3,550
Prepaid expenses and other current assets	600	926
Total Current Assets	4,501	5,257

Property and equipment, net	40	65
Intangible assets, net	4,510	6,069
Goodwill	19,645	19,645
Operating lease right-of-use asset	367	—
Other assets	137	528
Total Assets	$29,200	$31,564

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$10,317	$10,967
Other liabilities	1,838	1,598
Interest Payable - 10% Convertible Promissory Notes - related party	31	23
Interest payable - Centre Lane Senior Secured Credit Facility - related party	—	617
Deferred revenue	737	1,162
PPP loan and other loans	—	1,387
Note payable – 10% Convertible Promissory Notes, net of discount, related party	68	—
Note payable - Centre Lane Senior Secured Credit Facility - related party (current portion)	4,860	7,316
Total Current Liabilities	17,851	23,070

Note payable – Centre Lane Senior Secured Credit Facility – net of discount, related party	25,101	15,164
Note Payable – 10% Convertible Promissory Notes, net of discount, related party	—	54
Operating lease liability	319	—
Total Liabilities	43,271	38,288

Shareholders' Deficit
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized:
Series A-1, 2,000,000 shares designated, no shares issued or outstanding at December 31, 2022 and December 31, 2021	—	—
Series B-1, 6,000,000 shares designated, no shares issued or outstanding at December 31, 2022 and December 31, 2021	—	—
Series E, 2,500,000 shares designated, 0 and 125,000 shares issued and outstanding at December 31, 2022 and December 31, 2021; liquidation preference of $0.40 per share	—	1
Series F, 4,344,017 shares designated, no shares issued or outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, par value $0.01, 324,000,000 shares authorized, 150,444,636 and 149,810,383 issued and 149,619,461 and 148,985,208 outstanding at December 31, 2022 and December 31, 2021, respectively	1,504	1,498
Treasury stock, at cost; 825,175 shares at December 31, 2022 and December 31, 2021, respectively	(220)	(220)
Additional paid-in capital	98,797	98,129
Accumulated deficit	(114,269)	(106,144)
Accumulated other comprehensive income	117	12
Total shareholder's deficit	(14,071)	(6,724)
Total liabilities and shareholders' deficit	$29,200	$31,564

BRIGHT MOUNTAIN MEDIA, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in thousands)

Non-GAAP Financial Measure

Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.

All of the items included in the reconciliation from net loss to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.
A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss plus:	$(2,322)	$(2,912)	$(8,125)	$(12,000)
Depreciation expense	13	2	38	48
Amortization expense	386	402	1,558	1,591
Amortization of debt discount	276	194	1,199	578
Other interest expense	3	(253)	13	90
Interest expense - Centre Lane Senior Secured Credit Facility and Convertible Promissory Notes- related party	908	657	3,051	1,600
EBITDA	(736)	(1,910)	(2,266)	(8,093)
Stock compensation expense	18	90	233	488
Nonrecurring professional fees	—	903	657	1,766
Gain on forgiveness of PPP loan	—	—	(1,137)	(2,172)
Non-restructuring severance expense	20	330	50	333
Adjusted EBITDA	$(698)	$(587)	$(2,463)	$(7,678)